                                                                   Exhibit (i)

September 30, 2004


Performance Funds Trust
3435 Stelzer Road
Columbus, OH 43219

RE: POST-EFFECTIVE AMENDMENT NO. 26 TO REGISTRATION STATEMENT ON FORM N-1A FOR PERFORMANCE FUNDS TRUST (REGISTRATION NOS. 33-46488; 811-6603)
         ----------------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Performance Funds Trust, a Delaware statutory trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 26 (the "Post-Effective Amendment") to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

         The Trust is authorized to issue an unlimited number of shares of beneficial interest (the "Shares"), with no par value. The Board of Trustees of the Trust has the power to create and establish one or more series of Shares and one or more classes of Shares within such series.

         We have reviewed the Trust's Trust Instrument, By-Laws, and resolutions adopted by the Trust's Board of Trustees and such other legal and factual matters as we have deemed appropriate. We have assumed that the Shares will be issued against payment therefor as described in the Trust's Prospectuses.

         This opinion is based exclusively on the Delaware Statutory Trust Act and the federal law of the United States of America.

         Based on the foregoing, it is our opinion that the Shares of Class A shares and Institutional shares (collectively, the "Dynamic Income Fund Shares") of the Dynamic Income Fund series of the Trust issued after the effective date of the Post-Effective Amendment, pursuant to and for the consideration provided for in the Registration Statement, will be when so issued, validly issued, fully paid and non-assessable by the Trust, and that the holders of the Dynamic Income Fund Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that

Performance Funds Trust
September 30, 2004
Page 2 of 2



we express no opinion as to such holders who are also trustees of the Trust).

         We hereby consent to the filing of this opinion as an exhibit to the Trust's Post-Effective Amendment No. 26 to its Registration Statement on Form N-1A.


                                           Very truly yours,



                                           /s/  Drinker Biddle & Reath LLP
                                           ---------------------------------
                                           DRINKER BIDDLE & REATH LLP